                                                                   EXHIBIT 10.46

Return Address:
DAVIS WRIGHT TREMAINE LLP
2600 Century Square
1501 Fourth Avenue
Seattle, Washington
Attn:  Ward E. Buringrud





Please print or type information WASHINGTON STATE RECORDER'S Cover Sheet (RCW 65.01)
-----------------------------------------------------------------------------------------------
DOCUMENT TITLE(S) (or transactions contained therein: (all areas applicable to your document MUST be filled in)

1.  Deed of Trust
2.  Security Agreement
3.  Fixture Filing
4.  Assignment of Leases and Rents
-----------------------------------------------------------------------------------------------
REFERENCE NUMBER(S) OF DOCUMENTS ASSIGNED OR RELEASED:

Additional reference #'s on page ________ of document
-----------------------------------------------------------------------------------------------
GRANTOR(S) (Last name first, then first name and initials)
1.  Spacelabs Medical, Inc., formerly known as Spacelabs, Inc., a California corporation
2. Spacelabs Medical, Inc., a Delaware corporation
3.
4.
[ ] Additional names on page ________ of document.
-----------------------------------------------------------------------------------------------
GRANTEE(S) (Last name first, then first name and initials)
1. Bank of America, N.A., a national banking association, as agent
2.
3.
4.
[ ] Additional names on page _______ of document.
-----------------------------------------------------------------------------------------------
LEGAL DESCRIPTION (abbreviated: i.e. lot, block, plat or section, township, range)

Pnt of the SW 1/4 SW 1/4 and SE 1/4 SW 1/4 of Sec. 14, Twn 25 N, Rg 5 E

[ ] Additional legal is on page _______ of document.
-----------------------------------------------------------------------------------------------
ASSESSOR'S PROPERTY TAX PARCEL/ACCOUNT NUMBER

142505-9014-05
142505-9100-00
142505-9054-06
142505-9010-09

[ ] Assessor Tax # not yet assigned
-----------------------------------------------------------------------------------------------
The Auditor/Recorder will rely on the information provided on the form.  The staff will not read the document to verify the accuracy or completeness of the indexing information provided herein.
-----------------------------------------------------------------------------------------------

                  DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE
                   FILING WITH ASSIGNMENT OF LEASES AND RENTS

        THIS DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF LEASES AND RENTS (this "Deed of Trust") is made as of August 11, 2000 by SPACELABS MEDICAL, INC., formerly known as Spacelabs, Inc., a California corporation (the "Borrower") and SPACELABS MEDICAL, INC., a Delaware corporation (the "Guarantor" and together with Borrower, the "Grantors" and each a "Grantor"), each of whose address is 15220 N.E. 40th Street, P.O. Box 97013, Redmond, WA 98073-9713; to PRLAP, Inc., (the "Trustee") whose address is WA1-501-19-36, 800 Fifth Avenue, Floor 19, Seattle, WA 98104 (the "Trustee"), for the benefit of BANK OF AMERICA, N.A., a national banking association, as agent (in such capacity, together with any successors or assigns in such capacity, the "Beneficiary") for the benefit of BANK OF AMERICA, N.A., a national banking association ("Bank of America"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (each a "Lender" and collectively the "Lenders"), whose address is WA1-102-16-20, 701 Fifth Avenue, Floor 16, Seattle, WA 98104.

                                    RECITALS

        A. Grantors, Lenders and Beneficiary are parties to that certain Amended and Restated Loan Agreement dated as of July 16, 1997 (as amended, restated, supplemented or otherwise modified, the "Existing Agreement"), pursuant to which Lenders have made loans to Borrower.

        B. Grantors, Lenders and Beneficiary are parties to that certain Amended and Restated Loan Agreement dated as of August 11, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Grantors, Lenders and Beneficiary have agreed to amend and restate the Existing Agreement in its entirety, Lenders have agreed to continue existing loans and to make additional loans to Borrower thereunder in the maximum principal amount of Ninety Million Dollars ($90,000,000).

        C. In connection with the Loan Agreement, Guarantor entered into that certain Amended and Restated Guaranty Agreement dated as of August 11, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Guaranty Agreement"), pursuant to which Guarantor guaranteed the indebtedness, liabilities and obligations of Borrower arising under the Loan Agreement.

        D. Pursuant to the terms of the Loan Agreement, the execution and delivery of this Deed of Trust is a material condition precedent to the agreement of Lenders to continue to make loans to Borrower under the Loan Agreement.

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which Grantors hereby acknowledge, Grantors agree as follows:

                                    ARTICLE 1

        1. GRANTING CLAUSE. Grantors irrevocably grant, bargain, sell and convey to Trustee and its successors and assigns in trust, with power of sale and with right of entry and possession as provided herein, all Grantors' estate, right, title, interest, claim and demand, now owned or hereafter acquired, including leaseholds, in and to the following (collectively, the "Property"):

            (a) the real property in King County, State of Washington, described in Schedule A attached and any and all improvements now or hereafter located thereon (the "Real Property");

            (b) all land lying in streets and roads adjoining the Real Property, and all access rights and easements pertaining to the Real Property;

            (c) all the lands, tenements, privileges, reversions, remainders, irrigation and water rights and stock, oil and gas rights, royalties, minerals and mineral rights, all development rights and credits, air rights, hereditaments and appurtenances belonging or in any way pertaining to the Real Property;

            (d) all buildings, structures, improvements, fixtures, equipment and machinery and property now or hereafter attached to or used in connection with the use, occupancy or operation of the Real Property including, but not limited to, heating and incinerating apparatus and equipment, boilers, engines, motors, generating equipment, telephone and other communication systems, piping and plumbing fixtures, ranges, cooking apparatus and mechanical kitchen equipment, refrigerators, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, irrigation equipment, carpeting, underpadding, elevators, escalators, partitions, mantles, built-in mirrors, window shades, blinds, screens, storm sash, awnings, furnishings of public spaces, halls and lobbies, and shrubbery and plants. All property mentioned in this subsection (d) shall be deemed part of the realty and not severable wholly or in part without material injury to the Real Property;

            (e) all rents, issues and profits of the Real Property, all existing and future leases of the Real Property (including extensions, renewals and subleases), all agreements for use and occupancy of the Real Property (all such leases and agreements whether written or oral, are hereafter referred to as the "Leases"), and all guaranties of lessees' performance under the Leases, together with the immediate and continuing right to collect and receive all of the rents, income, receipts, revenues, issues, profits and other income of any nature now or hereafter due (including any income of any nature coming due during any redemption period) under the Leases or from or arising out of the Real Property including minimum rents, additional rents, percentage rents, parking or common area maintenance contributions, tax and insurance contributions, deficiency rents, liquidated damages following default in any Lease, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Real Property, all proceeds payable as a result of exercise of an option to purchase the Real Property, all proceeds derived from the termination or rejection of any Lease in a bankruptcy or other insolvency proceeding, all security deposits or other deposits for the performance of any lessee's obligations under the Leases, and all proceeds from any rights and claims of any kind which Grantors (or either of them) may have against any lessee under the Leases or any occupants of the Real Property (all of the above are hereafter collectively referred to as the "Rents"). This subsection (e) is subject to the right, power and authority given to the Beneficiary in the Loan Documents (as defined below) to collect and apply the Rents; and

            (f) all of Grantor's rights to further encumber said Real Property for debt and all Grantor's rights to enter into any lease agreement which would create a tenancy that is or may become subordinate in any respect to any mortgage or deed of trust other than this Deed of Trust.

        2. COLLATERAL. The following described estate, property and rights of Grantors are also included as security for the performance of each covenant and agreement of Grantors contained herein and the payment of all sums of money secured hereby:

            (a) all furniture, furnishings, appliances, machinery, vehicles, equipment and all other property of any kind now or hereafter located on the Property, used or intended to be used on the Property wherever actually located, and all rights of Grantors (or either of them) as lessee of any property described in this Section 2 and subsection 1(d) above;

            (b) all compensation, awards, damages, rights of action and proceeds (including insurance proceeds and any interest on any of the foregoing) arising out of or relating to a taking or damaging of the Property by reason of any public or private improvement, condemnation proceeding (including change of grade), fire, earthquake or other casualty, injury or decrease in the value of the Property;

            (c) all returned premiums or other payments on any insurance policies pertaining to the Property and any refunds or rebates of taxes or assessments on the Property;

            (d) all rights to the payment of money, accounts receivable, deferred payments, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including all utility deposits), architectural and engineering plans, specifications and drawings, contract rights, governmental permits and licenses, and agreements and purchase orders which pertain to or are incidental to the design or construction of any improvements on the Property, Grantors' rights under any payment, performance, or other bond in connection with construction of improvements on the Property, and all construction materials, supplies, and equipment delivered to the Property or intended to be used in connection with the construction of improvements on the Property wherever actually located;

            (e) all contracts and agreements pertaining to or affecting the Property including, but not limited to, leases creating Grantors' leasehold interest in the Real Property, if any, management, operating and franchise agreements, licenses, trade names and trademarks;

            (f) all books and records pertaining to any and all of the Property and the other collateral described above, including computer readable memory and any computer hardware or software necessary to access and process such memory; and

            (g) all additions, accessions, replacements, substitutions, proceeds and products of the Property described in this Section 2 and of any of the Property which is personal property.

        The Property and all of the property and rights described in Sections 1 and 2 above are referred to collectively in this Deed of Trust as the "Collateral".

        3. SECURITY AGREEMENT. If any of the Collateral is determined to be personal property, Grantors as debtor hereby grants to Beneficiary as secured party a security interest in all such personal property to secure payment and performance of the Secured Obligations. This Deed of Trust constitutes a security agreement between Grantors and Beneficiary pursuant to the Uniform Commercial Code as adopted in the State of Washington, as now or hereafter amended, with respect to the Collateral, and any and all property affecting or related to the use and enjoyment of the Real Property, now or hereafter described in any Uniform Commercial Code financing statement naming Grantors (or either of them) as debtor and Beneficiary as secured party. The remedies of Beneficiary for any violation of the covenants, terms and conditions of this Deed of Trust or any other Loan Document (as defined below) shall include all remedies available to secured parties under the Uniform Commercial Code. Grantors agree that the filing of a financing statement in the records normally having to do with personal property shall not be construed as in anywise derogating from or impairing the intention of Grantors and Beneficiary that everything used in connection with the production of income from the Property that is the subject of this Deed of Trust and/or adapted for use therein and/or which is described or reflected in this Deed of Trust is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain equipment items capable of being thus identified in any list filed with the Beneficiary, or (iii) any such item is referred to or reflected in any such financing statement so filed at any time.

        4. FINANCING STATEMENT. This Deed of Trust shall also constitute a financing statement filed for record in the real estate records as a fixture filing pursuant to the Uniform Commercial Code. This Deed of Trust may be given to secure an obligation incurred for the construction of improvements on the Property, including the acquisition of the Property, or to secure an obligation incurred to refinance an obligation incurred for the construction of improvements on the Property, including the acquisition of the Property.

        5. OBLIGATIONS SECURED. This Deed of Trust secures the full and timely payment and performance of the following indebtedness, liabilities and obligations (collectively, the "Secured Obligations"):

            (a) all indebtedness, liabilities and obligations of Borrower to Lenders and Beneficiary (or any of them) now or hereafter existing, whether joint or several, direct or indirect, absolute or contingent or due or to become due, howsoever evidenced, created, incurred or owing and whether or not evidenced by promissory notes or other evidences of indebtedness, and all modifications, renewals, extensions and rearrangements thereof and substitutions and replacements therefor arising under or in connection with the Loan Agreement and the other Loan Documents or any of the transactions contemplated thereby;

            (b) all indebtedness, liabilities and obligations of Borrower to Bank of America or any affiliate of Bank of America now or hereafter existing, whether joint or several, direct or indirect, absolute or contingent or due or to become due, arising under or in connection with any agreement (including any master agreement and any agreement relating to any single transaction) that is an interest rate swap agreement or equivalent interest rate risk management agreement, basis swap, forward rate agreement, interest rate option, rate cap, collar or floor agreement or any other, similar agreement, including all schedules thereto, confirmations of transactions thereunder, and documents, definitions, and agreements incorporated therein by reference or relating thereto and including, without limitation, any interest due thereon, all fees, costs, and expenses incurred by Bank of America in connection therewith, and termination payments and indemnifications relating thereto;

            (c) all indebtedness, liabilities and obligations of Borrower to Bank of America or any affiliate of Bank of America now or hereafter existing, whether joint or several, direct or indirect, absolute or contingent or due or to become due, arising under or in connection with any agreement (including any master agreement and any agreement relating to any single transaction) that is a foreign currency exchange agreement or equivalent forward currency agreement, currency swap, cross-currency rate swap or currency option agreement or any other, similar agreement, including all schedules thereto, confirmations of transactions thereunder, and documents, definitions, and agreements incorporated therein by reference or relating thereto and including, without limitation, any interest due thereon, all fees, costs, and expenses incurred by Bank of America in connection therewith, and termination payments and indemnifications relating thereto;

            (d) all indebtedness, liabilities and obligations of Borrower to Bank of America or any affiliate of Bank of America now or hereafter existing, whether joint or several, direct or indirect, absolute or contingent or due or to become due, arising under or in connection with any agreement (including all schedules thereto, confirmations of transactions thereunder, and documents, definitions, and agreements incorporated therein by reference or relating thereto) pursuant to which Bank of America has agreed to permit daylight overdrafts to occur on accounts maintained by Borrower with Bank of America, provide remote disbursement services for Borrower, process automated clearing house (ACH) transactions for the account of Borrower or extend credit to Borrower, in the form of credit card accounts, including, without limitation, any interest due thereon, all fees, costs, and expenses incurred by Bank of America in connection therewith, and termination payments and indemnifications relating thereto;

            (e) all indebtedness, liabilities and obligations of Grantors (or either of them) to Lenders and Beneficiary (or any of them) now or hereafter existing, whether joint or several, direct or indirect, absolute or contingent or due or to become due, howsoever evidenced, created, incurred or owing and whether or not evidenced by promissory notes or other evidences of indebtedness, and all modifications, renewals, extensions and rearrangements thereof and substitutions and replacements therefor, arising under or in connection with this Deed of Trust and the other Loan Documents; and

            (f) all accrued interest on any of the foregoing indebtedness, liabilities and obligations, whether accruing prior to or subsequent to the commencement of a bankruptcy or similar proceeding.

        Notwithstanding any of the foregoing, the Secured Obligations shall not include (i) the obligations of Guarantor under the Guaranty Agreement, (ii) the obligations of either Grantor under any Certificate and Indemnity Agreement Regarding Building Laws and Hazardous Substances now or hereafter executed by Grantors (or any other person or entity) in connection with the Loan Agreement or (iii) any obligations under this Deed of Trust or any Loan Document that are substantially equivalent to the obligations arising under any such Certificate and Indemnity Agreement.

        As used herein, the term "Loan Documents" shall mean and include the Loan Agreement and any other document executed by either Grantor evidencing, securing or guaranteeing the indebtedness and obligations arising under the Loan Agreement, including without limitation any deed of trust (including this Deed of Trust), mortgage, pledge, assignment, security agreement or other security document executed by either Grantor or any of its respective direct or indirect subsidiaries in favor of Beneficiary to secure any obligation arising under either Loan Agreement or under any related agreement, document, certificate or instrument executed in connection therewith, as any thereof may be amended, restated, supplemented or otherwise modified from time to time, excluding, however, any Certificate and Indemnity Agreement Regarding Building Laws and Hazardous Substances now or hereafter executed by either Grantor (or any other person or entity) in connection with the Loan Agreement.

                                    ARTICLE 2

        1. ASSIGNMENT OF RENTS AND LEASES. Grantors hereby absolutely and irrevocably assign to Beneficiary all Grantors' interest in the Rents and Leases. The foregoing assignment is subject to the terms and conditions of any separate assignment of the Leases and/or Rents, whenever executed, in favor of Beneficiary and covering the Property. Grantors warrant neither Grantor has made any prior assignment of the Rents or the Leases and that neither will make any subsequent assignment (other than to Beneficiary) without the prior written consent of Beneficiary. At Beneficiary's request, Grantors shall execute and deliver to Beneficiary a separate assignment of rents containing such terms and conditions as Beneficiary may reasonably require.

            (a) Unless otherwise provided in any separate assignment of the Leases and/or the Rents, so long as no Event of Default (as defined below) shall have occurred, Grantors may collect the Rents as the Rents become due. Grantors shall use the Rents to pay normal operating expenses for the Property and sums due and payments required under the Loan Documents. No Rents shall be collected for a period subsequent to the current one month rental period and first or last month's rent. Grantors' right to collect the Rents shall not constitute Beneficiary's consent to the use of cash collateral in any bankruptcy proceeding.

            (b) If an Event of Default shall occur, without notice to either Grantor, Beneficiary or its agents, or a court appointed receiver (and Grantors each hereby irrevocably consents to appointment of such a receiver), may collect the Rents. In doing so, Beneficiary may (i) evict lessees for nonpayment of rent, (ii) terminate in any lawful manner any tenancy or occupancy, (iii) lease the Property in the name of the then owner on such terms as it may deem best,
(iv) institute proceedings against any lessee for past due rent, and (v) do all other acts and things as Beneficiary deems necessary or desirable. The Rents received shall be applied to payment of the costs and expenses of collecting the Rents, including a reasonable fee to Beneficiary, a receiver or an agent, operating expenses for the Property and any sums due or payments required under the Loan Documents, in such order as Beneficiary may determine. Any excess shall be paid to Grantors, however, Beneficiary may withhold from any excess a reasonable amount to pay sums anticipated to become due which exceed the anticipated future Rents. Beneficiary's failure to collect or discontinuing collection at any time shall not in any manner affect the subsequent enforcement by Beneficiary of its rights to collect the Rents. The collection of the Rents by or for Beneficiary shall not cure or waive any Event of Default. Any Rents paid to Beneficiary or a receiver shall be credited against the amount due from the lessees under the Leases. In the event any lessee under a Lease becomes the subject of any proceeding under the Bankruptcy Code or any other federal, state or local statute which provides for the possible termination or rejection of any Lease assigned hereby, Grantors covenant and agree that in the event any of the Leases are so rejected, no damages settlement shall be made without the prior written consent of Beneficiary; any check in payment of damages for rejection or termination of any such Lease will be made payable both to the Grantors and Beneficiary; and Grantors each hereby assigns any such payment to Beneficiary and further covenant and agree that upon request of Beneficiary, they will duly endorse to the order of Beneficiary any such check, the proceeds of which will be applied to any portion of the indebtedness secured hereunder in such manner as Beneficiary may elect.

            (c) Regardless of whether or not Beneficiary, in person or by agent, takes actual possession of the Property or any part thereof, Beneficiary is not and shall not be deemed to be: (i) "a mortgagee in possession" for any purpose;
(ii) responsible for performing any of the obligations of the lessor under any Lease; (iii) responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or (iv) liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it. In exercising its rights under this Section 1 Beneficiary shall be liable only for the proper application of and accounting for the Rents collected by Beneficiary or its agents.

        2. LEASES. Grantors shall fully comply with all of the terms, conditions and provisions of the Leases so that the same shall not become in default and do all things necessary to preserve the Leases in force. Unless otherwise agreed in writing by Beneficiary, without Beneficiary's prior written consent, Grantors will not enter into any Lease (i) on a form of Lease not previously approved by Beneficiary, (ii) for a term of three (3) years or more, or (iii) containing an option or right to purchase all or any part of the Collateral in favor of any lessee. With respect to any Lease of the whole or any part of the Property involving an initial term of three (3) years or more, Grantors shall not, without the prior written consent of Beneficiary, (a) permit the assignment or subletting of all or part of the lessee's rights under the Lease unless the right to assign or sublet is expressly reserved by the lessee under the Lease,
(b) modify or amend the Lease for a lesser rental or term, or (c) accept surrender of the Lease or terminate the Lease except in accordance with the terms of the Lease providing for termination in the event of a default. Any proceeds or damages resulting from a lessee's default under any Lease, at Beneficiary's option, shall be paid to Beneficiary and applied against sums owed under the Loan Documents even though such sums may not be due and payable. Except for real estate taxes and assessments, without Beneficiary's prior written consent, Grantors shall not permit any lien to be created against the Property which may be or may become prior to any Lease. If the Property is partially condemned or suffers a casualty, Grantors shall promptly repair and restore the Property in order to comply with the Leases.

                                    ARTICLE 3

        1. NON-AGRICULTURAL USE. Grantors represent and warrant to Beneficiary that neither the Property nor any other Collateral is used principally for agricultural purposes.

        2. PERFORMANCE OF OBLIGATIONS. Grantors shall promptly and timely pay all sums due pursuant to the Loan Agreement and any other Loan Document, strictly comply with all the terms and conditions of each Loan Document, and perform each Secured Obligation in accordance with its terms.

        3. WARRANTY OF TITLE. Grantors warrant that it has good and marketable title to an indefeasible fee simple estate in the Property (unless Grantors' present interest in the Property is described in Schedule A as a leasehold interest, in which case Grantors warrant that they lawfully possesses and hold a valid leasehold interest in the Property as described in Schedule A), and good marketable title to the personal property Collateral, subject to no liens, encumbrances, easements, assessments, security interests, claims or defects of any kind prior or subordinate to the lien of this Deed of Trust, except those listed in Beneficiary's title insurance policy or approved by Beneficiary in writing (the "Exceptions") and real estate taxes and assessments for the current year. Grantors warrant the Exceptions and the real estate taxes and assessments are not delinquent or in default, and Grantors have the right to convey the Property to Trustee for the benefit of Beneficiary, and the right to grant a security interest in the personal property Collateral. Grantors will warrant and defend title to the Collateral and will defend the validity and priority of the lien of this Deed of Trust and the security interests granted herein against any claims or demands.

        4. PROHIBITED LIENS.

            (a) Subject to Grantors' rights under subsection (b) below, Grantors shall not permit any governmental or statutory liens (including taxes, mechanic's or materialmen's liens) to be filed against the Collateral except for real estate taxes and assessments not yet due and liens permitted by the Loan Agreements or approved by Beneficiary in writing.

            (b) Grantors will have the right to contest in good faith by appropriate legal or administrative proceeding the validity of any prohibited lien, encumbrance or charge so long as (i) no Event of Default has occurred and is continuing, (ii) Grantors first deposit with Beneficiary a bond or other security satisfactory to Beneficiary in the amount reasonably required by Beneficiary; (iii) Grantors immediately commence their contest of such lien, encumbrance or charge, and continuously pursues the contest in good faith and with due diligence; (iv) foreclosure of the lien, encumbrance or charge is stayed; and (v) Grantors pay any judgment rendered for the lien claimant or other third party within ten (10) days after the entry of the judgment. If the contested item is a mechanic's or materialmen's lien, Grantors will furnish Beneficiary with an endorsement to its title insurance policy which insures the priority of this Deed of Trust over the lien being contested. Grantors will discharge or elect to contest and post an appropriate bond or other security within twenty (20) days of written demand by Beneficiary.

        5. PAYMENT OF TAXES AND OTHER ENCUMBRANCES. Grantors shall pay the real estate taxes and any assessments or ground rents at least seven (7) days prior to delinquency unless otherwise provided for in the reserve account described in
Section 15 below. All other encumbrances, charges and liens affecting the Collateral, including mortgages and deeds of trust, whether prior to or subordinate to the lien of this Deed of Trust, shall be paid when due and shall not be in default. On request Grantors shall furnish evidence of payment of these items.

        6. MAINTENANCE; NO WASTE. Grantors shall protect and preserve the Collateral and maintain it in good condition and repair. Grantors shall do all acts and take all precautions which, from the character and use of the Collateral, are reasonable, proper or necessary to so maintain, protect and preserve the Collateral. Grantors shall not commit or permit any waste of the Collateral.

        7. ALTERATIONS, REMOVAL AND DEMOLITION. Unless otherwise agreed in writing by Beneficiary, Grantors shall not structurally alter, remove or demolish any building or improvement on the Property without Beneficiary's prior written consent. Grantors shall not remove any fixture or other item of property which is part of the Collateral without

Beneficiary's prior written consent unless the fixture or item of property is replaced by an article of equal suitability, owned by Grantors (or either of them) free and clear of any lien or security interest.

        8. COMPLETION, REPAIR AND RESTORATION. Grantors shall promptly complete or repair and restore in good workmanlike manner any building or improvement on the Property which may be constructed or damaged or destroyed and shall pay all costs incurred therefor. Prior to commencement of any construction Grantors shall submit the plans and specifications for Beneficiary's approval and furnish evidence of sufficient funds to complete the work.

        9. COMPLIANCE WITH LAWS. Grantors shall comply with all laws, ordinances, regulations, covenants, conditions, and restrictions affecting the Collateral, including, without limitation, all applicable requirements of the Fair Housing Act of 1968 (as amended from time to time) and the Americans With Disabilities Act of 1990 (as amended from time to time), and shall not commit or permit any act upon or concerning the Collateral in violation of any such laws, ordinances, regulations, covenants, conditions, and restrictions. Grantors shall defend, indemnify and hold Beneficiary harmless from and against all liability threatened against or suffered by Beneficiary by reason of a breach by Grantors (or either of them) of the foregoing representations, warranties, covenants and agreements. The foregoing indemnity shall include the cost of all alterations to the Collateral (including architectural, engineering, legal and accounting costs), all fines, fees and penalties, and all legal and other expenses (including attorneys' fees) incurred in connection with the Property being in violation of any such laws, ordinances, regulations, covenants, conditions and restrictions. If Beneficiary or its designee shall become the owner of or acquire an interest in or rights to the Collateral by foreclosure or deed in lieu of foreclosure of this Deed of Trust or by other means, the foregoing indemnification obligation shall survive such foreclosure or deed in lieu of foreclosure or other acquisition of the Collateral. Notwithstanding the preceding sentence, neither Grantor shall have no obligation to defend, indemnify or hold Beneficiary harmless from any liability arising from or out of the activities of Beneficiary or its agents with respect to the Collateral on or after the transfer of the Collateral to Beneficiary pursuant to foreclosure proceedings or in lieu thereof.

        10. IMPAIRMENT OF COLLATERAL. Grantors shall not, without Beneficiary's prior written consent, change the present use or the intended use of the Property, change the general nature of the occupancy of the Property, initiate, acquire or permit any change in any public or private restrictions (including without limitation a zoning reclassification) limiting the uses which may be made of the Collateral, or take or permit any action which would impair the Collateral or Beneficiary's lien or security interest in the Collateral.

        11. INSPECTION OF COLLATERAL. Beneficiary, any Lender and/or their respective representatives may enter on to and inspect the Collateral (including taking and removing soil, groundwater and other samples) at reasonable times after reasonable notice. If any of the Collateral is in the possession of a third party, Grantors authorize the third party to permit Beneficiary and/or its representatives to have access to and perform inspections of the Collateral and to respond fully and freely to Beneficiary's and/or its representatives requests for information concerning the Collateral. Grantors agree that Beneficiary neither has nor undertakes any duty or obligation to examine or inspect the Collateral or any records, books or papers relating thereto. In the event that Beneficiary or any Lender inspects the Collateral or examines, audits or copies any records, books or papers relating thereto, the Beneficiary or such Lender will be acting solely for the purposes of protecting the Beneficiary's security and Beneficiary's or such Lender's rights under this Deed of Trust and the other Loan Documents. Neither Grantors nor any other party is entitled to rely on any inspection or other inquiry by Beneficiary and/or its representatives. Neither Beneficiary nor its representatives owes a duty of care to protect Grantors or any other party against, or to inform Grantors or any other party of, any adverse condition that may be observed or discovered as affecting the Collateral or Grantors' or such third party's business. If Beneficiary, any Lender and/or their respective representatives believes it has a duty or obligation to disclose any report or findings made as a result of, or in connection with any inspection of the Collateral, then Beneficiary, such Lender and/or its representative may make such disclosure. Any failure by Grantors or a third party to permit Beneficiary to exercise its rights herein, following five (5) days written demand from Beneficiary or any Lender, shall entitle Beneficiary or such Lender without further notice to Grantors to make ex parte application to the court of applicable jurisdiction where the Collateral that Beneficiary or such Lender seeks to inspect is located for immediate issuance of any order, without bond, granting specific performance of Beneficiary's or such Lender's rights to enter on and inspect the Collateral.

        12. GRANTORS' DEFENSE OF COLLATERAL. Grantors shall appear in and defend any action or proceeding which may affect the Collateral or the rights or powers of Beneficiary or Trustee under this Deed of Trust.

        13. BENEFICIARY'S RIGHT TO PROTECT COLLATERAL. Beneficiary may commence, appear in, and defend any action or proceeding which may affect the Collateral or the rights or powers of Beneficiary or Trustee under this Deed of Trust. Beneficiary may pay, purchase, contest or compromise any encumbrance, charge or lien not listed as an Exception which in its judgment appears to be prior or superior to the lien of this Deed of Trust. If Grantors fail to make any payment or do any act required under any Loan Document (including this Deed of Trust), Beneficiary, without any obligation to do so and without releasing Grantors (or either of them) from any obligations under any Loan Document, may make the payment or cause the act to be performed in such manner and to such extent as Beneficiary may deem necessary to protect the Collateral. Beneficiary is authorized to enter upon the Property for such purposes. In exercising any of these powers Beneficiary may incur such expenses, in its absolute discretion, it deems necessary.

        14. HAZARDOUS SUBSTANCES.

            (a) Grantors represent and warrant to Beneficiary, to the best of Grantors' knowledge after due and diligent inquiry, except as previously disclosed to Beneficiary in writing, no hazardous or toxic waste or substances are being stored on the Property or any adjacent property nor have any such waste or substances been stored or used in, on, under, over or about the Property or any adjacent property prior to or during Grantors' ownership, possession or control of the Property, other than the use or storage of hazardous or toxic waste or substances generally used in the ordinary course of operating, maintaining or developing properties such as the Property, all of which Grantors covenant have and will be used, stored and disposed of in accordance with commercially reasonable practices and all applicable federal, state and local laws, regulations and ordinances. Grantors shall provide written notice to Beneficiary immediately upon Grantors (or either of them) becoming aware that the Property or any adjacent property is being or has been contaminated with hazardous or toxic waste or substances. Grantors will not cause nor permit any activities on the Property which directly or indirectly could result in the Property or any other property becoming contaminated with hazardous or toxic waste or substances. For purposes of this Deed of Trust, the term "hazardous or toxic waste or substances" means any chemical, substance or material classified or designated as hazardous, toxic or radioactive, or similar term, and now or hereafter regulated under any applicable federal, state or local statute, regulation, ordinance or requirement, now or hereafter in effect, pertaining to environmental protection, contamination or cleanup.

            (b) Grantors shall comply, at Grantors' expense, with all statutes, regulations and ordinances which apply to Grantors (or either of them) or the Collateral, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction which such Grantor is bound by, relating to the use, collection storage, treatment, control, removal or cleanup of hazardous or toxic substances in, on, under, over or about the Property or in, on, under, over or about any adjacent property that becomes contaminated with hazardous or toxic substances as a result of construction, operations or other activities on, or the contamination of, the Property. Beneficiary may, but is not obligated to, enter upon the Property to inspect it for compliance and to take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest as Beneficiary. Grantor's obligations under this Section 14 are unconditional and shall not be limited by a non-recourse or other limitations of liability provided for in this Deed of Trust or any other Loan Document.

        15. RESERVE ACCOUNT.

            (a) Subject to subsection (d) below, if Beneficiary so requires, Grantors shall pay to Beneficiary quarterly, a sum, as estimated by Beneficiary, equal to the ground rents, if any, the real estate taxes and assessments next due on the Property and the premiums next due on insurance policies required under any Loan Document, less all sums already paid therefor, divided by the number of quarters (or portion thereof) to elapse before two (2) months prior to the date when the ground rents, real estate taxes, assessments and insurance premiums will become delinquent. The quarterly reserve accounts payments shall be paid first business day of each calendar quarter and shall be applied by Beneficiary, at its option, first, to ground rents, real estate taxes, assessments and insurance premiums, second, to expenditures made pursuant to the Loan Documents (including this Deed of Trust) and interest thereon and, thereafter, to the Secured Obligations. Grantors shall promptly deliver to Beneficiary all bills and notices pertaining to the ground rents, taxes, assessments and insurance premiums.

            (b) The reserve account is solely for the protection of Beneficiary. Beneficiary shall have no responsibility except to credit properly the sums actually received by it. No interest will be paid on the funds in the reserve account and Beneficiary shall have no obligation to deposit the funds in an interest-bearing account. Upon assignment of this Deed of Trust by Beneficiary, any funds in the reserve account shall be turned over to the assignee and any responsibility of Beneficiary with respect thereto shall terminate. Each transfer of the Property shall automatically transfer to the grantee all rights of Grantors (and each of them) to any funds in the reserve account.

            (c) If the total of the payments to the reserve exceeds the amount of payments actually made by Beneficiary, plus such amounts as have been reasonably accumulated in the reserve account toward payments to become due, such excess may, at Beneficiary's election, be (i) credited by Beneficiary against the Secured Obligations, or (ii) refunded to Grantors as their name appears on the records of Beneficiary. If, however, the reserve account does not have sufficient funds to make the payments when they become due, Grantors shall pay to Beneficiary the amount necessary to make up the deficiency within fifteen
(15) days after written notice to Grantors. If this Deed of Trust is foreclosed or if Beneficiary otherwise acquires the Collateral, Beneficiary shall, at the time of commencement of the proceedings or at the time the Collateral is otherwise acquired, apply the remaining funds in the reserve account, less such sums as will become due during the pendency of the proceedings, against the Secured Obligations.

            (d) Unless required by the terms of the Loan Agreement, Grantors shall not be required to pay quarterly reserve account payments so long as no Event of Default has occurred and is continuing and so long as Grantors remain in ownership of the Collateral, provided receipted bills evidencing the payment of all taxes and/or assessments and insurance premiums are exhibited to Beneficiary within fifteen (15) days after Beneficiary's request therefor. Upon any change in any of these conditions, Beneficiary may, at its option then or thereafter exercised, require the payment of reserves pursuant to this Section 15.

        16. REPAYMENT OF BENEFICIARY'S EXPENDITURES. Without limiting any other provision hereof requiring Grantors to pay Beneficiary's costs and expenses, Grantors shall pay within ten (10) days after written notice from Beneficiary all sums expended by Beneficiary and all costs and expenses incurred by Beneficiary in taking any actions pursuant to any Loan Document to which it is a party including attorneys' fees, accountants' fees, appraisal and inspection fees, and the costs for title reports. If any laws or regulations are passed subsequent to the date of this Deed of Trust which require Beneficiary to incur out-of-pocket expenses in order to maintain, modify, extend or foreclose this Deed of Trust, Grantors shall reimburse Beneficiary for such expenses within fifteen (15) days after written notice from Beneficiary. Expenditures by Beneficiary shall bear interest at a rate per annum equal from time to time to the Prime Rate plus 2% (the "Default Rate") from the date of such advance or expenditure until repaid by Grantors. Any such amounts shall be secured hereby with the same priority as the lien of this Deed of Trust. If Grantors fail to pay any such expenditures, costs and expenses and interest thereon, Beneficiary may, at its option, without foreclosing the lien of this Deed of Trust, commence an independent action against Grantors

(or either of them) for the recovery of the expenditures and/or advance any undisbursed Loan proceeds to pay the expenditures. As used herein, "Prime Rate" shall mean, on any date, the rate of interest publicly announced from time to time by Bank of America as its "Prime Rate." The Prime Rate is set based on various factors, including Bank of America's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Prime Rate.

        17. ACCELERATING TRANSFERS.

            (a) As used herein, "Accelerating Transfer" means any sale, contract to sell, conveyance, encumbrance, transfer of full possessory rights, or other transfer of all or any material part of the Collateral or any interest in it, whether voluntary, involuntary, by operation of law or otherwise and whether or not for record or for consideration. Grantors acknowledge that Beneficiary is taking actions in reliance on the expertise, skill, experience and reliability of Grantors, and the obligations secured hereby include material elements similar in nature to a personal service contract or ownership interest. In consideration of Beneficiary's reliance, Grantors agree that neither Grantor shall make any Accelerating Transfer without Beneficiary's prior written consent, which Beneficiary may withhold in its sole discretion. Grantors shall pay Beneficiary's actual costs incurred in making its decision to consent to an Accelerating Transfer, including but not limited to the cost of credit reports, an updated appraisal of the Property, an updated environmental assessment and documentation. If any Accelerating Transfer occurs without Beneficiary's prior written consent, Beneficiary in its sole discretion may declare an immediate default and all sums secured by this Deed of Trust to be immediately due and payable, and Beneficiary may invoke any rights and remedies provided herein. This provision shall apply to each and every Accelerating Transfer regardless of whether or not Beneficiary has consented or waived its rights, whether by action or nonaction, in connection with any previous Accelerating Transfer(s).

            (b) If all or any part of this Section 17 relevant to a particular Accelerating Transfer is unenforceable according to the law in effect at the time of the Accelerating Transfer, then Grantors shall reimburse Beneficiary for its actual costs incurred in processing the Accelerating Transfer on its records.

        18. RELEASE OF PARTIES OR COLLATERAL. Without affecting the obligations of any party under the Loan Documents and without affecting the lien of this Deed of Trust and Beneficiary's security interest in the Collateral, Beneficiary may, without notice (a) release all or any other party now or hereafter liable for any of the Secured Obligations (including either Grantor), (b) release all or any part of the Collateral, (c) subordinate the lien of this Deed of Trust or Beneficiary's security interest in the Collateral, (d) take and/or release any other security for or guarantees of the Secured Obligations, (e) grant an extension of time for performance of the Secured Obligations, (f) modify, waive, forbear, delay or fail to enforce any of the Secured Obligations, (g) sell or otherwise realize on any other security or guaranty prior to, contemporaneously with or subsequent to a sale of all or any part of the Collateral,

(h) make advances pursuant to the Loan Documents, (i) consent to the making of any map or plat of the Property, and (j) join in the grant of any easement on the Property. Any subordinate lienholder shall be subject to all such releases, extensions or modifications without notice to or consent from the subordinate lienholder. Grantors shall pay any trustee's, attorneys', title insurance, recording, inspection or other fees or expenses incurred in connection with release of Collateral, the making of a map, plat or the grant of an easement.

                                    ARTICLE 4

        1. INSURANCE.

            (a) Grantors shall maintain such insurance on the Collateral as may be required from time to time by Beneficiary, with premiums prepaid, providing replacement cost coverage and insuring against loss by fire and such other risks covered by extended coverage insurance, and such other perils and risks as Beneficiary may require from time to time, including earthquake, loss of rents and business interruption. Grantors also shall maintain comprehensive general public liability insurance and if the Property is located in a designated flood hazard area, flood insurance. All insurance shall be with companies satisfactory to Beneficiary and in such amounts and with such coverages as Beneficiary may require from time to time, with lender's loss payable clauses in favor of and in form satisfactory to Beneficiary. At least thirty (30) days prior to the expiration of the term of any insurance policy, Grantors shall furnish Beneficiary with written evidence of renewal or issuance of a satisfactory replacement policy. If requested Grantors shall deliver copies of all polices to Beneficiary. Each policy of insurance shall provide Beneficiary with no less than forty-five (45) days prior written notice of any cancellation, expiration, non-renewal or modification.

            (b) In the event of foreclosure of this Deed of Trust all interest of Grantors (or either of them) in any insurance policies pertaining to the Collateral and in any claims against the policies and in any proceeds due under the policies shall pass to Beneficiary.

            (c) If under the terms of any Lease the lessee is required to maintain insurance of the type required by the Loan Documents and if the insurance is maintained for the benefit of both the lessor and Beneficiary, Beneficiary will accept such policies provided all of the requirements of Beneficiary and the Loan Documents are met. In the event the lessee fails to maintain such insurance, Grantors shall promptly obtain such policies as are required by the Loan Documents.

            (d) If Grantors fail to maintain any insurance required of it by Beneficiary, or fails to pay any premiums with respect to such insurance, Beneficiary may obtain such replacement insurance as it deems necessary or desirable, or pay the necessary premium on behalf of Grantors, and any sums expended by Beneficiary in so doing shall bear interest at the Default Rate from the date until repaid by Grantors. Any such amounts shall be secured hereby and shall be repaid by Grantors on demand.

        2. DAMAGES AND CONDEMNATION AND INSURANCE PROCEEDS.

            (a) Grantors hereby absolutely and irrevocably assign to Beneficiary, and authorizes the payor to pay to Beneficiary, the following claims, causes of action, awards, payments and rights to payment: (i) all awards of damages and all other compensation payable directly or indirectly because of a condemnation, proposed condemnation or taking for public or private use which affects all or part of the Collateral or any interest in it; (ii) all other awards, claims and causes of action, arising out of any warranty affecting all or any part of the Collateral, or for damage or injury to or decrease in value of all or part of the Collateral or any interest in it; (iii) all proceeds of any insurance policies payable because of loss sustained to all or part of the Collateral; and (iv) all interest which may accrue on any of the foregoing.

            (b) Grantors shall immediately notify Beneficiary in writing if: (i) any damage occurs or any injury or loss is sustained in the amount of $500,000 or more to all or part of the Collateral, or any action or proceeding relating to any such damage, injury or loss is commenced; or (ii) any offer is made, or any action or proceeding is commenced, which relates to any actual or proposed condemnation or taking of all or part of the Collateral. If Beneficiary chooses to do so, it may in its own name appear in or prosecute any action or proceeding to enforce any cause of action based on warranty, or for damage, injury or loss to all or part of the Collateral, and it may make any compromise or settlement of the action or proceeding. Beneficiary, if it so chooses, may participate in any action or proceeding relating to condemnation or taking of all or part of the Collateral, and may join Grantors (or either of them) in adjusting any loss covered by insurance.

            (c) All proceeds of these assigned claims, other property and rights which Grantors (or either of them) may receive or be entitled to shall be paid to Beneficiary. In each instance, Beneficiary shall apply those proceeds first toward reimbursement of all of Beneficiary's costs and expenses of recovering the proceeds, including attorneys' fees.

            (d) If, in any instance, each and all of the following conditions are satisfied in Beneficiary's reasonable judgment, Beneficiary shall permit Grantors to use the balance of the proceeds ("Net Claims Proceeds") to pay costs of repairing or reconstructing the Collateral in the manner described below: (i) the plans and specifications, cost breakdown, construction contract, construction schedule, contractor and payment and performance bond for the work of repair or reconstruction must all be acceptable to Beneficiary; (ii) Beneficiary must receive evidence satisfactory to it that after repair or reconstruction, the Collateral will be at least as valuable as it was immediately before the damage or condemnation occurred; (iii) the Net Claims Proceeds must be sufficient in Beneficiary's determination to pay for the total cost of repair or reconstruction, including all associated development costs; or Grantors must provide their own funds in an amount equal to the difference between the Net Claims Proceeds and a reasonable estimate, made by Grantors and found acceptable by Beneficiary, of the total cost of repair or reconstruction;
(iv) Beneficiary must receive evidence satisfactory to it that all Leases which it may find acceptable will continue after the repair or reconstruction is complete; (v) Beneficiary has received evidence satisfactory to it, that reconstruction and/or repair can be completed at least three (3) months prior to the maturity date of the obligations arising under the Loan Agreement are due and payable; and (vi) no Event of Default shall have occurred and be continuing. If the foregoing conditions are met to Beneficiary's satisfaction, Beneficiary shall hold the Net Claims Proceeds and any funds which Grantors are required to provide and shall disburse them to Grantors to pay costs of repair or reconstruction upon presentation of evidence reasonably satisfactory to Beneficiary that repair or reconstruction has been completed satisfactorily and lien-free. However, if Beneficiary finds that one or more of the conditions are not satisfied, it may apply the Net Claims Proceeds to pay or prepay some or all of the Secured Obligations.

                                    ARTICLE 5

        1. DEFAULT; REMEDIES.

            (a) The occurrence of any of the following events, shall constitute an "Event of Default" hereunder:

                (i) Grantors (or either of them) shall fail to pay when due the whole or any part of any Secured Obligation requiring the payment of money;

                (ii) any representation or warranty made or deemed made by any Grantors (or either of them) under or in connection with this Deed of Trust shall prove to have been incorrect in any material respect when made or deemed made;

                (iii) Grantors (or either of them) defaults under any lease or other contract or agreement relating to the Collateral, and such default is not cured within the applicable cure period, if any; or

                (iv) Grantors (or either of them) shall fail to perform or observe any covenant, obligation or term of any Loan Document to which it is a party (including this Deed of Trust) the performance of which is a Secured Obligation and does not require the payment of money, and such failure shall remain unremedied for thirty (30) days.

            (b) If an Event of Default shall occur, Beneficiary shall have all remedies provided by law and, without limiting the generality of the foregoing or the remedies provided in any other section hereof or in any other Loan Document, shall have the following remedies:

                (i) the right to foreclose of this Deed of Trust judicially as a mortgage or non-judicially pursuant to the power of sale; and

                (ii) the remedies of a secured party under the Uniform Commercial Code; and

                (iii) all other remedies which may be available in law or equity.

        Beneficiary's exercise of any right, power or remedy shall in no event constitute a waiver of any Event of Default nor prejudice the right of Beneficiary in the exercise of any right hereunder. Beneficiary's failure to enforce any of its rights, powers or remedies upon the occurrence of an Event of Default shall not constitute a waiver of the default or any subsequent default of its rights and remedies with respect to such default. In the event of foreclosure, the cost of the title premium for the trustee's sale guaranty (or equivalent title policy or report) shall be paid for by Grantors and shall be added to and be a part of the Secured Obligations. If this Deed of Trust or any of the other Loan Documents are referred to an attorney for enforcement or for preservation of Beneficiary's rights or remedies, and whether or not suit is filed or any proceedings are commenced, all of Beneficiary's costs and expenses incurred in connection therewith including, without limitation, trustee's and attorneys' fees (including attorneys' fees for any appeal, bankruptcy proceeding or any other proceeding), accountants' fees, appraisal and internal appraisal review fees, inspection fees (including inspections for hazardous substances, asbestos containing materials, and compliance with building and land use codes and regulations), engineering fees, and expert witness fees and costs of title reports shall be added to and be a part of the Secured Obligations and shall be payable on demand.

        2. CUMULATIVE REMEDIES. To the fullest extent allowed by law, all of Beneficiary's, Lenders' and Trustee's rights and remedies specified in the Loan Documents (including this Deed of Trust) are cumulative, not mutually exclusive and not in substitution for any rights or remedies available at law or in equity. Without waiving its rights in the Collateral, Beneficiary may proceed against Grantors (or either of them), any other party obligated to pay or perform the Secured Obligations or against any other security or guaranty for the Secured Obligations, in such order or manner as Beneficiary may elect. Except where prohibited by applicable law, the commencement of proceedings to enforce a particular remedy shall not preclude the commencement of other proceedings to enforce a different remedy.

        3. ENTRY. If an Event of Default shall occur, Beneficiary, in person, by agent or by court appointed receiver, may enter, take possession of, manage and operate all or any part of the Collateral, and may also do any and all other things in connection with those actions that Beneficiary may consider necessary and appropriate to protect the security of this Deed of Trust, including taking and possessing all of Grantors' or the then owner's books and records; entering into, enforcing, modifying, or canceling Leases on such terms and conditions as Beneficiary may consider proper; obtaining and evicting tenants; fixing or modifying Rents; collecting and receiving any payment of money owing to Grantors (or either of them); completing any unfinished construction; and/or contracting for and making repairs and alterations. Grantors hereby irrevocably constitute and appoint Beneficiary as their attorney-in-fact to perform such acts and execute such documents as Beneficiary in its sole discretion may consider to be appropriate in connection with taking these measures. Although the foregoing power of attorney is effective immediately, Beneficiary shall not exercise the power until the occurrence of an Event of Default.

        4. APPOINTMENT OF RECEIVER. If an Event of Default shall occur, Grantors consents to, and Beneficiary, to the fullest extent permitted by applicable law, shall be entitled, without notice, bond or regard to the adequacy of the Collateral, to the appointment of a receiver for the Collateral. The receiver shall have, in addition to all the rights and powers customarily given to and exercised by a receiver, all the rights and powers granted to Beneficiary by the Loan Documents. The receiver shall be entitled to receive a reasonable fee for management of the Property. If Grantors (or either of them) is an occupant of the Property, Beneficiary has the right to require Grantors (or either of them) to pay rent at fair market rates and the right to remove Grantors (or either of them) from Property if Grantors (or either of them) fail to pay rent.

        5. SALE OF PROPERTY AFTER DEFAULT. Following the occurrence of an Event of Default and the foreclosure of this Deed of Trust, either judicially or non-judicially, the Collateral may be sold separately or as a whole, at the option of Beneficiary. In the event of a trustee's sale of the Collateral pursuant to the power of sale granted herein, Beneficiary hereby assigns its security interest in the personal property Collateral to the trustee. Beneficiary may also realize on the personal property Collateral in accordance with the remedies available to secured parties under the Uniform Commercial Code or at law. In the event of a trustee's sale, Grantors, and the holder of any subordinate liens or security interest with actual or constructive notice hereof, waive any equitable, statutory or other right they may have to require marshaling of assets in connection with the exercises of any of the remedies permitted by applicable law or provided herein, or to direct the order in which any of the Collateral will be sold in the event of any sale under this Deed of Trust or foreclosure in the inverse order of alienation.

        6. FORECLOSURE OF LESSEE'S RIGHTS; SUBORDINATION. Beneficiary shall have the right, at its option, to foreclose this Deed of Trust subject to the rights of any lessees of the Property. Beneficiary's failure to foreclose against any lessee shall not be asserted as a claim against Beneficiary or as a defense against any claim by Beneficiary in any action or proceeding. Beneficiary at any time may subordinate this Deed of Trust to any or all of the Leases except that Beneficiary shall retain its priority claim to any condemnation or insurance proceeds.

        7. REPAIRS DURING REDEMPTION. In the event of a judicial foreclosure the purchaser during any redemption period may make such repairs and alterations to the Property as may be reasonably necessary for the proper operation, care, preservation, protection and insuring of the Property. Any sums so paid, together with interest from the date of the expenditure at the rate provided in the judgment, shall be added to the amount required to be paid for redemption of the Property.

                                    ARTICLE 6

        1. JOINT AND SEVERAL LIABILITY. All obligations of Grantors hereunder are the joint and several obligation of each Grantor and each Grantor expressly disclaims any intent to execute this Deed of Trust merely as an accommodation party or as a guarantor of any the other Grantor's obligations hereunder or thereunder.

        2. GUARANTOR'S CONSENT. Guarantor hereby consents to all terms and condition of agreements heretofore or hereafter made between Beneficiary or Lenders (or any of them) and Borrower (including without limitation the Loan Agreement and related documents) and further consents that Beneficiary and Lenders (or any of them) may without further consent or disclosure and without affecting or releasing the obligations of Guarantor hereunder: (a) surrender, exchange, release, assign, or sell any collateral (including the Collateral) or waive, release, assign, sell, or subordinate any security interest, in whole or in part; (b) waive or delay the exercise of any rights or remedies of Beneficiary or Lenders (or any of them) against Borrower; (c) waive or delay the exercise of any rights or remedies of Beneficiary or Lenders (or any of them) against any surety or guarantor (including, without limitation, rights or remedies of Beneficiary or Lenders (or any of them) against Guarantor under this Deed of Trust); (d) waive or delay the exercise of any rights or remedies of Beneficiary or Lenders (or any of them) in respect of any collateral (including the Collateral) or security interest now or hereafter held; (e) release any surety or guarantor (including Guarantor); (f) renew, extend, waive or modify the terms of any Secured Obligation or the obligations of any surety or guarantor (including Guarantor), or any instrument or agreement evidencing the same; (g) renew, extend, waive or modify the terms of any deed of trust, mortgage, pledge, assignment, security agreement or other security document (h) apply payments received from Borrower or any surety or guarantor (including Guarantor) or from any collateral (including the Collateral), to any indebtedness, liability, or obligations of Borrower or such sureties or guarantors whether or not an Secured Obligation hereunder; and (i) realize on any security interest, judicially or nonjudicially, with or without preservation of a deficiency judgment.

        3. GUARANTOR'S WAIVERS. Guarantor waives any action on delinquency in respect of the Secured Obligations or any part thereof, including any right to require Beneficiary or Lenders (or any of them) to sue Borrower or any guarantor (including Guarantor) or surety obligated with respect to the Secured Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Secured Obligations or the obligations of any guarantor of surety or any part thereof. Guarantor further waives notice of (a) Beneficiary's acceptance of this Deed of Trust or its intention to act or its actions in reliance hereon; (b) the present existence or future incurring of any Secured Obligations or any terms or amounts thereof or any change therein; (c) any default by Borrower or any surety or guarantor (including Guarantor); (d) the obtaining of any guaranty or surety agreement (in addition to this Deed of Trust); (e) the obtaining of any pledge, assignment or other security for any Secured Obligations; (f) the release of any surety or guarantor (including Guarantor); (g) the release of any collateral (including the Collateral); (h) any change in Borrower's business or financial condition; (i) any renewal, extension or modification of the terms of any Secured Obligation or of the obligations or liabilities of any surety or guarantor or any instruments or agreements evidencing the same; (j) any acts or omissions of Beneficiary or Lenders (or any of them) consented to in Section 2 hereof; and (k) any other demands or notices whatsoever with respect to the Secured Obligations or this Deed of Trust. Guarantor further waives notice of presentment, demand, protest, notice of nonpayment and notice of protest in relation to any instrument or agreement evidencing any Secured Obligation.

        4. GUARANTOR'S KNOWLEDGE OF BORROWER'S ECONOMIC CONDITIONS. Guarantor represents and warrants to Beneficiary and Lenders that it has reviewed such documents and other information as it has deemed appropriate in order to permit it to be fully apprised of Borrower's financial condition and operations and has, in entering into this Deed of Trust made its own credit analysis independently and without reliance upon any information communicated to it by Beneficiary or any Lender. Guarantor covenants for the benefit of Beneficiary and Lenders to remain apprised of all material economic or other developments relating to or affecting Borrower, its property or its business. Guarantor expressly waives any requirement that Beneficiary or Lenders (or any of them) advise, disclose, discuss or deliver notice to Guarantor regarding Borrower's financial condition or operations or with respect to any default by Borrower in its performance of the Secured Obligations whether or not knowledge of such condition, operations or default is or reasonably could be in the possession of Guarantor and whether or not such knowledge is in the possession of Beneficiary or any Lender before or after the extension of any credit giving rise to Secured Obligations by Borrower.

        5. LIMITATIONS ON GRANTORS' RIGHTS. Each Grantor hereby agrees that it will not exercise any rights of subrogation which it may acquire by payment or performance of the Secured Obligations until all Secured Obligations shall have been paid in full and Lenders (or any of them) shall have no further commitment to make loans or otherwise extend credit to Borrower. In the event that either Grantor shall receive any payment on account of such rights of subrogation while any Secured Obligations remain outstanding or while Lenders (or any of them) remain committed to make loans or otherwise extend credit to Borrower, each Grantor agrees to pay such amounts so received to Beneficiary for the ratable benefit of Lenders for immediate application to the outstanding Secured Obligations or, in Beneficiary's sole discretion, to be held as cash collateral to secure repayment of the Secured Obligations.

                                    ARTICLE 7

        1. ADDITIONAL SECURITY DOCUMENTS. Grantors shall within fifteen (15) days after request by Beneficiary execute and deliver any financing statement, renewal, affidavit, certificate, continuation statement, or other document Beneficiary may request in order to perfect, preserve, continue, extend, or maintain security interests or liens granted herein to Beneficiary and the priority of such security interests or liens. Grantors shall pay all costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing, and refiling of any such document.

        2. RECONVEYANCE AFTER PAYMENT. Upon written request of Beneficiary stating that all obligations secured by this Deed of Trust have been satisfied in full, Trustee shall reconvey, without warranty, the Collateral then subject to the lien of this Deed of Trust. Grantors shall pay any costs, trustee's fees and recording fees incurred in so reconveying the Property.

        3. NONWAIVER OF TERMS AND CONDITIONS. Time is of the essence with respect to performance of the obligations under the Loan Documents. Beneficiary's failure to require prompt enforcement of any such obligation shall not constitute a waiver of the obligation or any subsequent required performance of the obligation. No term or condition of this Deed of Trust may be waived, modified or amended except by a written agreement signed by Grantors and Beneficiary. Any waiver of any term or condition of this Deed of Trust shall apply only to the time and occasion specified in the waiver and shall not constitute a waiver of the term or condition at any subsequent time or occasion.

        4. WAIVERS BY GRANTORS. Without affecting any of either Grantor's obligations under any Loan Document to which it is a party, each Grantor waives the following: (a) any right to require Beneficiary to proceed against any specific party liable for sums due under the Loan Documents or to proceed against or exhaust any specific security for sums due under the Loan Documents;
(b) notice of new or additional indebtedness of either Grantor or any other party liable for sums due under the Loan Documents to Beneficiary or any Lender;
(c) any defense arising out of Beneficiary entering into additional financing or other arrangements with either Grantor or any other party liable for sums due under the Loan Documents and any action taken by Beneficiary or any Lender in connection with any such financing or other arrangements or any pending financing or other arrangements; (d) any defense arising out of the absence, impairment, or loss of any or all rights of recourse, reimbursement, contribution or subrogation or any other rights or remedies of Beneficiary against either Grantor any other party liable for sums due under the Loan Documents or any Collateral; and (e) any obligation of Beneficiary or any Lender to see to the proper use and application of any proceeds advanced pursuant to the Loan Documents.

        5. RIGHT OF SUBROGATION. Beneficiary is subrogated to the rights, whether legal or equitable, of all beneficiaries, mortgagees, lienholders and owners directly or indirectly paid off or satisfied in whole or in part by the proceeds of any credit extended by any Lender or Beneficiary under the Loan Documents, regardless of whether such parties assigned or released of record their rights or liens upon payment.

        6. BOOKS AND RECORDS. Grantors will keep and maintain, at such Grantor's address stated above, or such other place as Beneficiary may approve in writing, accurate books and records of the operations of such Grantor and of the Property, and copies of all leases, contracts, agreements and other documents which affect the operation of the Property, subject to examination and copying at any reasonable time by Beneficiary.

        7. PAYMENT OF NEW TAXES. If any federal, state or local law is passed subsequent to the date of this Deed of Trust which requires any Beneficiary or any Lender to pay any tax because of this Deed of Trust or the sums due under the Loan Documents (excluding income taxes), then Grantors shall pay to such party or parties on demand any such taxes if it is lawful for Grantors to pay them, or, in the alternative Grantors may repay all sums due under the Loan Documents plus any prepayment fee within thirty (30) days of such demand.

        8. IN-HOUSE COUNSEL FEES. Whenever Grantors are obligated to pay or reimburse Beneficiary, Trustee or any Lender for any attorneys' fees, those fees shall include the allocated costs for services of in-house counsel.

        9. NOTICES. Any notice given by Grantors (or either of them) or Beneficiary shall be given in the manner prescribed for notices, and such notices shall be effective, as set forth in the Loan Agreement.

        10. OTHER AGREEMENTS. The terms of this Deed of Trust are intended to supplement and not to replace or be replaced by the terms of the other Loan Documents and the rights and remedies herein provided to Beneficiary are intended to be cumulative of and in addition to all rights and remedies conferred by the other Loan Documents.

        11. SEVERABILITY. In case any one or more of the provisions contained in this Deed of Trust is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

        12. LEGISLATION AFFECTING BENEFICIARY'S RIGHTS. If enactment or expiration of applicable laws has the effect of rendering any provision of this Deed of Trust unenforceable according to its terms, Beneficiary, at its option, may require Grantors to pay to Beneficiary an amount equal to the then existing fair market value of the Property. Such amounts shall be payable on demand and shall be credited by Beneficiary against the Secured Obligations.

        13. RULES OF CONSTRUCTION. This Deed of Trust shall be construed so that, whenever applicable, the use of the singular shall include the plural, the use of the plural shall include the singular, and the use of any gender shall be applicable to all genders and shall include corporations, partnerships, limited partnerships, limited liability companies and other forms of entities. This Deed of Trust inures to the benefit of, and binds all parties named herein and their successors and assigns. The headings to the various sections have been inserted for convenience of reference only and shall not be used to construe this Deed of Trust.

        14. GOVERNING LAW. This Deed of Trust shall be construed and enforced in accordance with the laws of the State of Washington.

        IN WITNESS WHEREOF, Grantors have executed this Deed of Trust the day and year first above written.

        GRANTORS:               SPACELABS MEDICAL, INC., formerly known as
                                Spacelabs, Inc., a California corporation



                                By
                                Its

                                SPACELABS MEDICAL, INC., a Delaware corporation



                                By
                                Its

SCHEDULE:

Schedule A     Real Property Description


STATE OF WASHINGTON                 )
                                    ) ss.
COUNTY OF KING                      )

        On this _______ day of August, 2000, before me, a Notary Public in and for the State of Washington, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged it as the _________________________ of SPACELABS MEDICAL, INC., formerly known as Spacelabs, Inc., a California corporation, to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.



                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at
                                        My appointment expires


STATE OF WASHINGTON                 )
                                    ) ss.
COUNTY OF KING                      )

        On this _______ day of August, 2000, before me, a Notary Public in and for the State of Washington, personally appeared _______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged it as the _________________________ of SPACELABS MEDICAL, INC., a Delaware corporation, to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.



                                        NOTARY PUBLIC in and for the State of

                                        Washington, residing at
                                        My appointment expires

                                   SCHEDULE A

THIS SCHEDULE IS PART OF THE DEED OF TRUST DATED AUGUST 11, 2000, AMONG SPACELABS MEDICAL, INC. FORMERLY KNOWN AS SPACELABS, INC. (A CALIFORNIA CORPORATION) AND SPACELABS MEDICAL, INC. (A DELAWARE CORPORATION), AS GRANTORS, PRLAP, INC., AS TRUSTEE, AND BANK OF AMERICA, N.A., AS AGENT FOR ITSELF AND CERTAIN OTHER LENDERS, AS BENEFICIARY.


LEGAL DESCRIPTION:

PARCEL 1:

THAT PORTION OF THE NORTHWEST 1/4 OF THE SOUTHEAST 1/4 OF THE SOUTHWEST 1/4 OF
SECTION 14, TOWNSHIP 25 NORTH, RANGE 5 EAST W.M., LYING WEST OF SR 520, AS CONVEYED TO THE STATE OF WASHINGTON, BY DEED RECORDED OCTOBER 28, 1971, UNDER RECORDING NO. 7110280156;

TOGETHER WITH THE NORTH 1/2 AND THE WEST 236.028 FEET, AS MEASURED AT RIGHT ANGLES, OF THE SOUTH 1/2 OF THE FOLLOWING DESCRIBED TRACT OF LAND:

THE SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 14, TOWNSHIP 25 NORTH, RANGE 5 EAST W.M.;

EXCEPT THE SOUTH 30.00 FEET THEREOF FOR ROAD;

AND EXCEPT THAT PORTION CONVEYED TO THE CITY OF REDMOND BY DEED RECORDED UNDER KING COUNTY RECORDING NO. 8310180010;

AND EXCEPT THAT PORTION CONVEYED TO THE STATE OF WASHINGTON BY DEED RECORDED UNDER KING COUNTY RECORDING NO. 7209270505;

AND EXCEPT THAT PORTION THEREOF CONVEYED TO THE STATE OF WASHINGTON BY DEED RECORDED UNDER KING COUNTY RECORDING NO. 9902252351;

AND TOGETHER WITH THAT PORTION OF THE NORTH 3/4 OF THE EAST 1/2 OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 14, TOWNSHIP 25 NORTH, RANGE 5 EAST W.M., DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE EAST LINE OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SAID SECTION, SAID POINT BEING 737.34 FEET NORTH OF THE SOUTHEAST CORNER THEREOF;

THENCE NORTH 89(degrees) 58' 18" WEST ALONG THE NORTH LINE OF THE SOUTH 737.34 FEET OF SAID SUBDIVISION, A DISTANCE OF 177.21 FEET; THENCE SOUTH 00(degrees) 5' 37" EAST A DISTANCE OF 398.01 FEET; THENCE SOUTH 89(degrees) 45' 23" EAST A DISTANCE OF 177.22 FEET TO A POINT ON THE EAST LINE OF SAID SUBDIVISION WHICH IS
398.67 FEET SOUTH OF THE POINT OF BEGINNING;

THENCE NORTH 00(degrees) 25' 37" WEST ALONG SAID EAST LINE A DISTANCE OF 398.67 FEET TO

THE POINT OF BEGINNING;

(BEING KNOWN AS LOTS 2 AND 3 OF LOT LINE REVISION NO. LLR 90-0013, ACCORDING TO THE LOT LINE ADJUSTMENT RECORDED UNDER KING COUNTY RECORDING NO. 9103059015, EXCEPT THAT PORTION THEREOF LYING EASTERLY OF SR 520 AS CONVEYED BY DEED NO. 9902252351);

SITUATE IN THE CITY OF REDMOND, COUNTY OF KING, STATE OF WASHINGTON.

PARCEL 2:

THE SOUTH 1/2 OF THE SOUTHEAST 1/4 OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF
SECTION 14, TOWNSHIP 25 NORTH, RANGE 5 EAST W.M.;

EXCEPT THE EAST AND WEST 30 FEET THEREOF;

AND EXCEPT THE SOUTH 40 FEET THEREOF CONVEYED TO KING COUNTY FOR N.E. 40TH STREET BY DEED RECORDED UNDER KING COUNTY RECORDING NO. 2442028 AND CONVEYED TO THE CITY OF REDMOND BY DEED RECORDED UNDER KING COUNTY RECORDING NO. 8102050557;

SITUATE IN THE CITY OF REDMOND, COUNTY OF KING, STATE OF WASHINGTON.

PARCEL 3:

THE EAST 30 FEET OF THE SOUTH 1/2 OF THE SOUTHEAST 1/4 OF THE SOUTHWEST 1/4 OF THE SOUTHWEST 1/4 OF SECTION 14, TOWNSHIP 25 NORTH, RANGE 5 EAST W.M.;

AND EXCEPT THE SOUTH 40 FEET THEREOF CONVEYED TO KING COUNTY FOR N.E. 40TH STREET BY DEED RECORDED UNDER KING COUNTY RECORDING NO. 2442028 AND CONVEYED TO THE CITY OF REDMOND BY DEED RECORDED UNDER KING COUNTY RECORDING NO. 8102050557;

SITUATE IN THE CITY OF REDMOND, COUNTY OF KING, STATE OF WASHINGTON.